Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and the related Prospectus of our reports dated March 6, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Sanofi’s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts”  in such Registration Statement and the related Prospectus.

Neuilly-sur-Seine
March 11, 2013

PricewaterhouseCoopers Audit

/s/ Xavier Cauchois
Xavier Cauchois